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                                    Exhibit A

CAM Designs Inc

EPS Calculations for period Dec 1, 1996 to February 28, 1997

Total loss as per unaudited consolidated interim accounts
Add: Net assumed interest income for whole period                  (379,439)
                                                                  ---------
Adjusted net loss
Net loss per total weighted average                                (379,439)
                                                                  ---------
                                                                  2,175,000

                                                           = ($0.17) cents/share

EPS Calculations for period June 1, 1996 to February 28, 1997

Total income as per unaudited consolidated interim accounts          11,724
Add: Net assumed interest income for whole period                    88,473
                                                                  ---------
Adjusted net income                                                 100,197
Net income per total weighted average                               100,197
                                                                  ---------
                                                                  2,641,051

                                                            = 0.038 cents/shares